UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2015 (September 21, 2015)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

  On September 21, 2015, Memorial Resource Development Corp., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as underwriter (the “Underwriter”), providing for the offer and sale by the Company (the “Offering”), and purchase by the Underwriter, of 12,000,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”), at a price to the public of $17.60 per share. Pursuant to the Underwriting Agreement, the Company granted to the Underwriter a 30-day option to purchase up to an additional 1,800,000 shares of Common Stock on the same terms, which was exercised in full on September 22, 2015.

  The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-205565) (the “Registration Statement”). The material terms of the Offering are described in the prospectus supplement dated September 21, 2015 filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”) and the accompanying base prospectus dated July 8, 2015 constituting a part of the Registration Statement.

  The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

  The Offering is expected to close on September 25, 2015. The Company will receive net proceeds (after deducting underwriting discounts and commissions and fees and expenses) from the Offering of approximately $238.5 million. As described in the Prospectus Supplement, the Company will use the net proceeds from the Offering to fund a portion of the purchase price of the pending acquisition of producing and non-producing properties in North Louisiana (the “Acquisition”). If the Company does not complete the Acquisition, the Company will use the net proceeds from the Offering for general corporate purposes, which may include repayment of a portion of the outstanding borrowings under the Company’s senior secured revolving credit facility.

  The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

  As more fully described under the caption “Underwriting” in the Prospectus, the Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates from time to time for which they received or may in the future receive customary fees and expenses. An affiliate of the Underwriter is a lender under the Company’s senior secured revolving credit facility and, in the event the Company does not complete the pending Acquisition, may receive a portion of the net proceeds from the Offering. Additionally, an affiliate of the Underwriter is a counterparty to certain of the Company’s commodities hedging contracts.

Item 7.01. Regulation FD Disclosure.

  On September 21, 2015, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

  On September 22, 2015, the Company announced the Underwriter’s exercise of its option to purchase additional shares of Common Stock in full. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

  The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1 and Exhibit 99.2, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 21, 2015, by and between Memorial Resource Development Corp. and Barclays Capital Inc., as underwriter.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

99.1	Press release dated September 21, 2015.

99.2	Press release dated September 22, 2015.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: September 25, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 21, 2015, by and between Memorial Resource Development Corp. and Barclays Capital Inc., as underwriter.

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

99.1	Press release dated September 21, 2015.

99.2	Press release dated September 22, 2015.